Exhibit 10.21

STANDSTILL AGREEMENT

     This STANDSTILL AGREEMENT (this “Agreement”) is made and entered into as of this 12th day of November, 2002, by and between NEXTEL COMMUNICATIONS, INC., a Delaware corporation (“NCI”); NII HOLDINGS, INC., a Delaware corporation (“NII”); and MACKAY SHIELDS LLC (“Mackay”) and MERRILL LYNCH BOND FUND, INC. HIGH INCOME PORTFOLIO (“Merrill”).

RECITALS

A.	NII and NII Holdings (Delaware), Inc., a Delaware corporation (“NII Delaware”), are each debtors in cases pending under chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), which cases are being jointly administered and have been assigned Case No. 02-11505 (MFW).

B.	Pursuant to the terms of the Joint Plan of Reorganization (the “Plan”) of NII and NII Delaware, as filed on June 14, 2002 with the Bankruptcy Court and as thereafter amended and revised, Reorganized NII (as defined in the Plan) will be authorized to issue shares of Common Stock, par value $0.001 per share (the “NII Common Stock”), and NCI will own up to forty-four and fifty-four hundredths percent (44.54%) of such NII Common Stock. The NII Common Stock, together with any other equity securities of NII (other than Reorganized NII’s Special Director Preferred Stock, par value one dollar ($1.00) per share) having the power to elect one or more members of the board of directors of NII, is referred to herein as “NII Voting Stock.”

C.	It is a condition precedent to the consummation of the transactions contemplated by the Plan that the parties shall have entered into and agreed to be bound by the terms of this Agreement.

AGREEMENT

                   1.      Defined Terms. In addition to other terms defined in this Agreement, for purposes of this Agreement, the following terms shall have the meanings indicated below.

                             (a)      “Affiliate” shall have the same meaning given to the term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect on the date of this Agreement, except that (i) none of Motorola Credit Corporation, Motorola, Inc. nor any of their subsidiaries shall be deemed an “Affiliate” of NCI or NII for purposes of this Agreement, and (ii) neither NII nor any of its subsidiaries shall be deemed an “Affiliate” of NCI or any of its subsidiaries for purposes of this Agreement.

                             (b)      “Backstopping Noteholders” means each of:

                                             (1)      Mackay, its Affiliates and controlled investment funds; and

                                             (2)      Merrill, its Affiliates and controlled investment funds.

                         (c)      “Beneficial Owner” A person or entity shall be deemed to be a “Beneficial Owner” of, or to “Beneficially Own,” shares of a particular class or series of NII Voting Stock in accordance with the meaning given to such term in Rule 13d-3 promulgated under the Exchange Act as in effect on the date of this Agreement.

                         (d)      “Derivative Securities” shall mean (i) all shares of debt or equity securities that are convertible into or exchangeable for shares of a particular class or series of NII Voting Stock and (ii) all options, warrants and other rights to acquire shares of a particular class or series of NII Voting Stock, whether directly or indirectly, and all options, warrants and rights to acquire other securities convertible into or exchangeable for shares of such class or series of NII Voting Stock.

                         (e)      “Fully Diluted Basis” shall mean that the calculation of the percentage of aggregate Beneficial Ownership of any person or entity of shares of a particular class or series of NII Voting Stock shall be performed as if all outstanding Derivative Securities have been fully converted, exchanged or exercised, as the case may be, into such class or series of NII Voting Stock.

                         (f)      “New NII Notes” means the 13% Senior Secured Discount Notes due 2009 to be issued by NII Holdings (Cayman), Ltd. in connection with the Plan.

               2.      Standstill.

                         (a)      Neither NCI nor any of its Affiliates shall, without the prior affirmative vote of a majority of the members of the Board of Directors of NII who are not Affiliates of NCI, directly or indirectly, acquire or offer to acquire, by purchase or otherwise, shares of any class or series of NII Voting Stock or Derivative Securities if the effect of such acquisition would be to increase NCI and its Affiliates’ aggregate Beneficial Ownership of such class or series of NII Voting Stock on a Fully Diluted Basis to an amount exceeding forty-nine and nine-tenths percent (49.9%) of the total number of outstanding shares of such class or series of NII Voting Stock on a Fully Diluted Basis, excluding those shares held in an individual capacity by an officer or director of NCI or any of its Affiliates (with respect to each class or series of NII Voting Stock, the “Standstill Percentage”). Notwithstanding the foregoing, NCI and its Affiliates shall not be obligated to dispose of NII Voting Stock or Derivative Securities if the aggregate percentage of the relevant class or series of NII Voting Stock Beneficially Owned, on a Fully Diluted Basis, by NCI and its Affiliates is increased as a result of action taken by any person other than NCI or any of its Affiliates; provided however, that NCI and its Affiliates will cast all votes in respect of such shares in excess of the Standstill Percentage in the same proportions as votes are cast for such class or series of NII Voting Stock by stockholders of NII other than NCI and its Affiliates.

                         (b)      Neither NCI nor any of its Affiliates shall be deemed to have breached this Agreement if (i) NCI or any Affiliate inadvertently and in good faith acquires shares of any class or series of NII Voting Stock so as to cause the aggregate Beneficial Ownership of such class or series of NII Voting Stock on a Fully Diluted Basis of NCI and its Affiliates to exceed the Standstill Percentage (e.g., where such acquisition could not have reasonably been expected to exceed the Standstill Percentage); and (ii) (A) as soon as practicable after learning that the

Standstill Percentage has been exceeded (which may be a minimum of six months to avoid liability under Section 16(b) of the Exchange Act, as amended from time to time), NCI and/or its Affiliates divest a sufficient number of shares of such class or series of NII Voting Stock so as to result in NCI and its Affiliates’ aggregate Beneficial Ownership of such class or series of NII Voting Stock on a Fully Diluted Basis to be equal to or less than the Standstill Percentage of such class or series; or (B) NCI and its Affiliates cast all votes in respect of such shares in excess of the Standstill Percentage in the same proportions as votes are cast for such class or series of NII Voting Stock by stockholders of NII other than NCI and its Affiliates.

               3.      Limitation on Repurchases of NII Voting Stock. During the term of this Agreement, NII shall not (a) issue shares of any class or series of NII Voting Stock or Derivative Securities to NCI or any of its Affiliates; (b) purchase shares of any class or series of NII Voting Stock or Derivative Securities; or (c) take any other action in such a manner that would cause NCI and its Affiliates’ aggregate Beneficial Ownership of any class or series of NII Voting Stock on a Fully Diluted Basis to exceed the Standstill Percentage.

               4.      Director Limitation. During the term of this Agreement, NCI and its controlled Affiliates shall not nominate to the Board of Directors of NII, nor shall they vote shares of NII Voting Stock in favor of the election to the Board of Directors of NII, any person that is an Affiliate of NCI if the election of such person to the Board of Directors of NII would result in NII having more than two Affiliates of NCI as directors of NII. NCI further agrees that at any time during the term of this Agreement that more than two Affiliates of NCI are directors of NII, it will use its reasonable efforts to cause such directors to resign to the extent necessary to reduce the number of directors of NII that are Affiliates of NCI to two.

               5.      Termination.

                         (a)      This Agreement will terminate at such time as (i) all of the New NII Notes have been paid in full or otherwise cancelled or extinguished and (ii) the Backstopping Noteholders collectively hold less than 5% of the NII Voting Stock calculated on a fully diluted basis.

                         (b)      A Backstopping Noteholder will terminate as a party to this Agreement when such Backstopping Noteholder no longer holds (i) any New NII Notes and (ii) 5% or more of the NII Voting Stock calculated on a fully diluted basis.

                         (c)      All Backstopping Noteholders will terminate as parties to this Agreement at such time as the Backstopping Noteholders collectively hold less than (i) $10,000,000 in aggregate principal amount of New NII Notes and (ii) 5% of the NII Voting Stock calculated on a fully diluted basis.

               6.      General.

                         (a)      Without prejudice to the rights and remedies otherwise available to NII, NII shall be entitled to equitable relief by way of injunction if NCI or its Affiliates breach or threaten to breach any of the provisions of this Agreement.

                         (b)      The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules).

                         (c)      The benefits of this Agreement shall inure to the respective successors and assigns of NCI and NII and the obligations and liabilities assumed in this Agreement by NCI and NII shall be binding upon their respective successors and assigns. The benefits of this Agreement may not be assigned by any Backstopping Noteholder.

                         (d)      This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver (other than as provided in Section 2 hereof), amendment, change or supplement (each, an “Amendment”) hereto shall be binding or effective unless the same is set forth in writing and signed by (i) NCI, (ii) NII and (iii) if, at the time of such Amendment, (A) all three Backstopping Noteholders are parties to this Agreement, not less than two of the three Backstopping Noteholders or (B) two of the three Backstopping Noteholders remain parties to this Agreement, not less than one of the two remaining Backstopping Noteholders. If only one of the three Backstopping Noteholders is a party to this Agreement at the time of such Amendment, the consent of such Backstopping Noteholder will not be required for any Amendment approved in writing by both NII and NCI.

                         (e)      For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. The parties agree that facsimile signatures to this Agreement shall be accepted as originals for all purposes under this Agreement.

[Remainder of Page Blank – Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

NEXTEL COMMUNICATIONS, INC.

By: /s/ Leonard J. Kennedy

Name: Leonard J. Kennedy Title: Senior Vice President and General Counsel

NII HOLDINGS, INC.

By: /s/ Robert J. Gilker

Name: Robert J. Gilker Title: Vice President and General Counsel

MACKAY SHIELDS LLC

By: /s/ Donald E. Morgan III

Name: Donald E. Morgan III Title: Senior Managing Director

MERRILL LYNCH BOND FUND, INC. HIGH INCOME PORTFOLIO

By: /s/ B. Daniel Evans

Name: B. Daniel Evans Title: Authorized Signatory